UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 31, 2019 (December 30, 2019)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.025 par value	STLD	NASDAQ Global Select Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On December 30, 2019, Steel Dynamics, Inc. (the “Company”) terminated and discharged its financial obligations with respect to its outstanding 5.125% Senior Notes due 2021 (the “Notes”) and the related Indenture with respect to the Notes described in the following paragraph.

The Notes were issued in the principal amount of $700,000,000, all of which are outstanding, pursuant to an Indenture dated as of September 9, 2014 (the “Indenture”), between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Notes have been called for redemption on January 10, 2020 (the “Call Date”).

Pursuant to the Indenture, the Company had the right to elect to terminate and discharge its financial obligations under the Notes and under the Indenture by irrevocably depositing with the Trustee the aggregate principal amount of the outstanding Notes, together with accrued and unpaid interest to the Call Date.  Accordingly, the Company on December 30, 2019 deposited the requisite cash in the amount of $709,865,625.00 with the Trustee under the terms of an Irrevocable Trust Agreement.  The Trustee will hold the cash in trust until the Call Date, at which time it will be paid to the Holders of the Notes in accordance with the requirements of the Indenture.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: December 31, 2019	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer